Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001, included in West Coast Bancorp's Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

San Francisco, California
May 14, 2002